As filed with the Securities and Exchange Commission on January 26, 2015

Registration No. 333-167638

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COVIDIEN INTERNATIONAL FINANCE S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	98-0518567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3b Boulevard Prince Henri

L-1724 Luxembourg

+ 352 266-3790

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Linda Harty

Covidien International Finance S.A.

c/o Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432

(763) 514-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Pamela L. Marcogliese, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.
Covidien Ltd.(1)	Bermuda	98-0518045
Covidien public limited company(2)	Ireland	98-0624794

(1)	The address, including zip code, and telephone number, including area code, of the registrant is Appleby, Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda; Telephone: (441) 295-2244. The name, address, including zip code, and telephone number, including area code, of the agent for service is Keyna P. Skeffington, c/o Medtronic, Inc., 710 Medtronic Parkway, Minneapolis, Minnesota 55432; Telephone: (763) 514-4000.
(2)	The address, including zip code, and telephone number, including area code, of the registrant is 20 On Hatch, Lower Hatch Street, Dublin 2, Ireland; Telephone: +353 (1) 438-1700. The name, address, including zip code, and telephone number, including area code, of the agent for service is the same as for Covidien Ltd.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-167638) (the “Registration Statement”) of Covidien International Finance S.A. (“CIFSA”), Covidien Ltd. (“CLTD”) and Covidien plc (“CPLC” and, together with CIFSA and CLTD, the “Issuers”) is being filed to deregister all securities of the Issuers that had been registered for issuance on the Registration Statement that remain unsold under such Registration Statement.

On January 26, 2015, pursuant to the Transaction Agreement, dated as of June 15, 2014, among CPLC, Medtronic, Inc., a Minnesota corporation (“Medtronic”), Medtronic plc, a public limited company incorporated under the laws of Ireland (formerly known as Medtronic Limited, Medtronic Holdings Limited and Kalani I Limited) (“New Medtronic”), Makani II Limited, a private limited company incorporated in Ireland (“IrSub”), Aviation Acquisition Co., Inc., a Minnesota corporation (“U.S. AcquisitionCo”) and Aviation Merger Sub, LLC, a Minnesota limited liability company (“MergerSub”): (a) New Medtronic and IrSub acquired CPLC pursuant to a scheme of arrangement under Section 201, involving a cancellation of the issued share capital of CPLC under Section 72 and 74, of the Irish Companies Act of 1963 and (b) MergerSub merged with and into Medtronic, with Medtronic continuing as the surviving corporation in the merger ((a) and (b) collectively, the “Acquisition”).

As a result of the Acquisition, the Issuers became wholly-owned subsidiaries of New Medtronic, and the Issuers terminated all offers and sales of their securities registered for issuance on the Registration Statement that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg on January 26, 2015.

COVIDIEN INTERNATIONAL FINANCE S.A.

/s/ Michelangelo Stefani
By:	Michelangelo Stefani
Managing Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michelangelo Stefani	Managing Director (Principal Executive, Financial and Accounting Officer)	January 26, 2015
Michelangelo Stefani

/s/ Anton Stadtbaumer	Director	January 26, 2015
Anton Stadtbaumer

/s/ Erik De Gres	Director	January 26, 2015
Erik De Gres

/s/ Philip J. Albert	Director	January 26, 2015
Philip J. Albert

/s/ Linda Harty	Director and Authorized Representative in the United States	January 26, 2015
Linda Harty

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on January 26, 2015.

COVIDIEN LTD.

/s/ Gary L. Ellis
By:	Gary L. Ellis
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Ellis	President and Chief Financial Officer (Principal Executive and Financial Officer)	January 26, 2015
Gary L. Ellis

/s/ Jacinta Lambert	Director and Vice President – Finance (Principal Accounting Officer)	January 26, 2015
Jacinta Lambert

/s/ Philip J. Albert	Director	January 26, 2015
Philip J. Albert

/s/ Keyna P. Skeffington	Director and Authorized Representative in the United States	January 26, 2015
Keyna P. Skeffington

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota on January 26, 2015.

COVIDIEN PUBLIC LIMITED COMPANY

/s/ Gary L. Ellis
By:	Gary L. Ellis
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Ellis	President and Chief Financial Officer (Principal Executive and Financial Officer)	January 26, 2015
Gary L. Ellis

/s/ Jacinta Lambert	Director and Vice President – Finance (Principal Accounting Officer)	January 26, 2015
Jacinta Lambert

/s/ Philip J. Albert	Director	January 26, 2015
Philip J. Albert

/s/ Gerard Kilcommins	Director	January 26, 2015
Gerard Kilcommins

/s/ Keyna P. Skeffington	Director and Authorized Representative in the United States	January 26, 2015
Keyna P. Skeffington